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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Healthaxis Inc. 2000 Stock Option Plan (Form S-8 No. 333-54690), Provident American Corporation Stock Option Plan For Directors, Provident American Corporation 1996 Employee Incentive Stock Option Plan, Provident American Corporation 1996 Incentive Stock Option Plan For Life And Health Insurance Agents (Form S-8 No. 333-15997), The Provident Military Market Stock Option Plan (Form S-8 No. 333-71223), Provident American Corporation Amended And Restated Stock Option Plan For Directors (Form S-8 No. 333-83091), Pre-Effective Amendment No. One To Form S-3 (File No. 333-33842) and the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan and the Insurdata Incorporated 1999 Stock Option Plan (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) and the Registration Statement on Form S-3 (File No. 333-98951) of our report dated March 16, 2001, except for Note 5, as to which the date is June 11, 2002, relating to the consolidated financial statements of Healthaxis Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the caption "Experts" in the Prospectus included in the Registration Statements on Form S-3.




                                                           /s/ BDO Seidman, LLP
Dallas, Texas
March 20, 2003